UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

         Date of report (Date of earliest event reported):  May 25, 2017

Unico American Corporation

 (Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-3978	95-2583928
(Commission File Number)	(IRS Employer Identification No.)

26050 Mureau Road
Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 591-9800

(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last Report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging Growth Company |_|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

|_|

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)  The Company held its 2017 Annual Meeting of Shareholders on May 25, 2017. The only matter voted upon at the meeting was the election of eight (8) directors to hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

(b)  The votes cast with respect to the matter were as follows:

The Election of the following persons to the Board of Directors:

Nominee	Number of Shares Voted For	Number of Shares Withheld	Number of Shares Abstained
Erwin Cheldin	3,928,901	475,954	34,345
Cary L. Cheldin	3,901,050	503,805	34,345
Lester A. Aaron	3,927,850	477,005	34,345
George C. Gilpatrick	3,930,141	474,714	34,345
Terry L. Kinigstein	3,930,141	474,714	34,345
Samuel J. Sorich	4,404,605	250	34,345
David T. Russell	4,404,605	250	34,345
Donald B. Urfrig	4,381,283	23,572	34,345

 There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            UNICO AMERICAN CORPORATION

                                                                (Registrant)

Date: May 30, 2017                            By:   /s/ Michael Budnitsky

                                            Name:  Michael Budnitsky

                                            Title:    Treasurer, Chief Financial Officer